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                                                                    Exhibit 99.2
                             Netivation.com, Inc.
                           Stock Option Grant Notice
                           Incentive or Nonstatutory
                         (1999 Equity Incentive Plan)

Netivation.com, Inc. (the "Company"), pursuant to its 1999 Equity Incentive Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:                                   Optionholder
Date of Grant:                                  Date
Number of Shares Subject to Option:             # of shares
Exercise Price (Per Share):                     $ value
Total Exercise Price:                           Total Value


Type of Grant:  [_]  Incentive Stock Option     [_]  Nonstatutory Stock Option

Exercise Schedule:  [_]  Same as Vesting Schedule  [_]  Early Exercise Permitted

Vesting and Termination Schedule:

                                                           Date option rights
          Date of earliest       Number of Shares          are terminated if
          exercise (vesting)     that can be exercised     not exercised before

Payment: By one or a combination of the following items (described in the Stock Option Agreement):
          By cash or check
          Pursuant to a Regulation T Program if the Shares are publicly traded By delivery of already-owned shares if the Shares are publicly traded By deferred payment if permitted for an Early Exercise of the option

Additional Terms/Acknowledgments: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

Other Agreements:

Netivation.com, Inc.                    Optionholder:

By:________________________________     ________________________________________
                        Signature                               Signature

Title:_____________________________     Date:___________________________________

Date:______________________________